UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

See Item 2.04 of this Current Report for a discussion of the purported termination by Barclays Bank PLC of its Master Repurchase Agreement with New Century Financial Corporation (the "Company") and certain of the Company’s subsidiaries.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Barclays Bank PLC ("Barclays")

The Company previously announced that it had received a Notice of Default and Reservation of Rights from Barclays, dated March 12, 2007, alleging that certain Events of Default, as defined in that certain Master Repurchase Agreement, dated as of March 31, 2006 (as amended to date), by and among the Company, certain of the Company’s subsidiaries, Barclays and Sheffield Receivables Corporation (the "Barclays Agreement") have occurred. The Company has subsequently received a combined Notice of Event of Default, Notice of Repurchase Date and Notice of Termination Date from Barclays, dated March 13, 2007. The March 13 notice reiterates Barclays’ allegations that certain Events of Default have occurred and purports to accelerate to March 14, 2007 the obligation of the Company’s subsidiaries to repurchase all outstanding mortgage loans financed under the Barclays Agreement and to terminate the Barclays Agreement as of that same date. Under the Barclays Agreement, such acceleration would require the immediate repayment of the repurchase obligation on March 14, 2007. The Company estimates that the aggregate repurchase obligation of its subsidiaries under the Barclays Agreement was approximately $0.9 billion as of March 12, 2007. The Company is a guarantor under the Barclays Agreement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 13, 2007, the Company announced that the staff of the New York Stock Exchange ("NYSE") issued a press release, dated March 13, 2007, announcing its determination that the Company’s common stock (ticker symbol: NEW), its 9.125% Series A Cumulative Redeemable Preferred Stock (ticker symbol: NEW PrA) and its 9.75% Series B Cumulative Redeemable Preferred Stock (ticker symbol: NEW PrB) are no longer suitable for continued listing on the NYSE and will be suspended immediately. In its press release, the NYSE cited the Company’s recent disclosures regarding its liquidity position, as well as the Company’s prior announcement regarding the need to restate certain of its historical financial statements, in support of its determination that the Company’s common stock and preferred stock are no longer suitable for continued listing on the NYSE.

The Company’s stock is currently being quoted on the Pink Sheets under the following symbols:

• Common Stock (ticker symbol: NEWC)
• 9.125% Series A Cumulative Redeemable Preferred Stock (ticker symbol: NEWCP)
• 9.75% Series B Cumulative Redeemable Preferred Stock (ticker symbol: NEWCO)

In its press release, the NYSE also stated that an application to the SEC to delist the Company’s stock from the NYSE is pending the completion of the applicable procedures, including any appeal by the Company of the NYSE staff’s decision. The Company is reviewing the NYSE staff’s decision and accordingly has not yet determined whether it will appeal the staff’s decision to delist the Company’s stock.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The Company has been engaged in recent ongoing discussions with its state regulators regarding the Company’s funding constraints and the impact on consumers who are in various stages of the loan origination process with the Company. The Company has advised these regulators that it has ceased accepting loan applications. In addition, the Company has advised these regulators that at this time, the Company and its subsidiaries are unable to fund any mortgage loans, including mortgage loans for those consumers who were already in the loan origination process with the Company. The Company has been and is continuing to work cooperatively with these regulators to mitigate the impact on the affected consumers, including transferring pending loans and loan applications to other mortgage lenders. The Company has also been providing daily reports to its various regulators regarding the status of loans in process in their states, as well as responding to ad hoc information requests.

On March 13, 2007, the Company and certain of its subsidiaries received cease and desist orders from regulators in the States of Massachusetts, New Hampshire, New Jersey and New York. The cease and desist orders contain allegations that certain of the Company’s subsidiaries have engaged in violations of applicable state law, including, among others, failure to fund mortgage loans after a mortgage closing, failure to meet certain financial requirements, including net worth and available liquidity, and failure to timely notify the state regulators of defaults and terminations under certain of its financing arrangements.

The cease and desist orders seek to restrain the subsidiaries from taking certain actions, including, among others, engaging in further violations of state law, taking new applications for mortgage loans in the relevant jurisdiction, and paying dividends or bonuses to officers, directors or shareholders of the applicable subsidiaries. The cease and desist orders also seek to cause the subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries’ activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. Certain of the cease and desist orders also require one or more of the subsidiaries to show cause why their license should not be revoked or why administrative penalties should not be assessed.

The cease and desist orders generally become permanent if not promptly appealed by the applicable subsidiaries. The Company is reviewing these orders and accordingly has not yet determined whether it will appeal all or any portion of any of the orders. Subject to its funding limitations, the Company intends to comply with the orders pending any such appeal.

The Company anticipates that orders similar to those described above will be received by the Company or its subsidiaries from additional states in the future and does not undertake, and expressly disclaims, any obligation to update this disclosure for any such additional orders or for any developments with respect to the cease and desist orders described above.

The Company intends to continue to cooperate with its regulators in order to mitigate the impact on consumers resulting from the Company’s funding constraints.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated March 13, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

March 14, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 13, 2007